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                                                                      Exhibit 21



                        SUBSIDIARIES OF THE REGISTRANT

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                                                                                    State of Jurisdiction
Subsidiary                                                                            of Incorporation
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
First Midwest Bank, N.A.                                                                   Illinois

First Midwest Insurance Company                                                            Arizona

First Midwest Trust Company, N.A.                                                          Illinois

First Midwest Mortgage Corporation                                                         Illinois

Heritage Bank, N.A.                                                                        Illinois
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